                                                                  EXHIBIT 10.1

                     PLASMA & MATERIALS TECHNOLOGIES, INC.
                             1991 STOCK OPTION PLAN

     SECTION 1. Description of Plan. This is the 1991 Stock Option Plan (the "Plan") of Plasma & Materials Technologies, Inc., a California corporation (the "Company"). Under the Plan, employees, directors, consultants and advisors of the Company or any of its Subsidiaries, to be selected as set forth below, may be granted options ("Options") to purchase shares of the Common Stock of the Company ("Common Stock"). For purposes of the Plan, the term "Subsidiary" means any corporation 50% or more of the voting stock of which is owned by the Company or by a Subsidiary of the Company. It is intended that the Options under the Plan will either qualify for treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and be designated Incentive Stock Options, or not qualify for such treatment and be designated Nonqualified Stock Options.

     SECTION 2. Purpose of this Plan. The purpose of the Plan and of granting options to employees, directors, consultants and advisors is to further the growth, development and financial success of the Company and its subsidiaries by providing additional incentives to such persons by assisting them in acquiring shares of Common Stock and to benefit directly from the Company's growth, development and financial success.

     SECTION 3. Eligibility. The persons who shall be eligible to receive grants of Options under the Plan shall be the employees, directors, consultants and advisors of the Company or any of its Subsidiaries. A person who holds an Option is herein referred to as a "Participant." More than one Option may be granted to any one Participant. Notwithstanding the foregoing, no Incentive Stock Option may be granted to any person who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a Subsidiary unless (a) the Option Price (as hereinafter defined) is at least 110% of the fair market value of the Common Stock on the date of grant, and (b) the termination date of such Option is not later than five years after the date such Option is granted. For this purpose, a person's stock ownership is determined using the constructive ownership rules contained in Code
Section 424(d).

     Only employees of the Company or a Subsidiary may be granted Incentive Stock Options under the Plan. The exercise of an Incentive Stock Option will not qualify for favorable income tax treatment unless the Participant remains an employee of the Company or a Subsidiary at all times during the period beginning on the date of the grant of the Incentive Stock Option and ending on the date three months before the date of the exercise of the Incentive Stock Option. For this purpose, a Participant who is on a leave of absence that exceeds ninety days will be considered to have terminated his employment on the ninety-first day of the leave of absence, unless the Participant's rights to reemployment are guaranteed by statute or contract. However, a Participant will not be considered to have incurred a termination of employment because of a transfer of employment between the Company and a Subsidiary (or vice versa).

     The aggregate fair market value (determined as of the time an Option is granted) of the Common Stock for which any Participant may be granted Incentive Stock Options first exercisable in any calendar year under the Plan and any other incentive stock option plans (which qualify under Section 422 of the Code) of the Company or any Subsidiary shall not exceed $100,000.

     SECTION 4. Administration. This Plan shall be administered by the Board of Directors of the Company or a committee thereof (in either case, the "Board"). The Board shall be composed of individuals who qualify under Rule 16b-3 promulgated by the Securities and Exchange Commission and under Code Section 162(m).

     The Board is authorized and empowered to administer the Plan and, subject to the Plan, (a) to select the Participants, to specify the number of shares of Common Stock with respect to which Options are granted to each such Participant, to specify the Option Price (as hereinafter defined) and the terms of Options, and in general to grant Options; (b) to determine, subject to the limits of Section 3 hereof, whether Options will be Incentive Stock Options or Nonqualified Stock Options;
(c) to determine the dates upon which Options shall be granted and to provide for the terms and conditions of the Options in a manner consistent with this Plan, which terms and conditions need not be identical as to the various Options granted; (d) to interpret the Plan; (e) to prescribe, amend and rescind rules relating to the Plan; and (f) to determine the rights and obligations of Participants under the Plan. The interpretation and construction by the Board of any provision of the Plan or of any Option granted thereunder shall be final. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     SECTION 5. Shares Subject to the Plan. The number of shares of Common Stock which may be purchased pursuant to the exercise of Options granted under the Plan shall be 1,300,000 shares; provided, however, that such number shall be increased to 2,400,000 shares upon, and subject to the occurrence of, the closing contemplated by that certain Share Purchase Agreement dated as of July 17, 1996 among PMT, Electrotech Limited and Electrotech Equipments Limited (collectively, "Electrotech") and the shareholders of Electrotech pursuant to which PMT acquires all of the outstanding capital stock of Electrotech. Such number shall in any event be adjusted to reflect all stock splits, stock dividends or similar capital changes. Upon the expiration or termination for any reason of an outstanding Option which shall not have been exercised in full, any shares of Common Stock then remaining unissued which shall have been reserved for issuance upon such exercise shall again become available for the granting of additional Options under the Plan. The maximum number of shares that may be issued to any Participant shall be 500,000. For this purpose, an Option granted to a Participant shall be continued to be outstanding despite its cancellation, and the repricing of an Option shall be treated as the grant of a new option.

     SECTION 6. Option Price. The purchase price per share (the "Option Price") of the shares of Common Stock underlying each Option shall be determined in each case by the Board with respect to each specific Option but shall not be less than the fair market value of such shares on the date of grant. In the event that the Company acquires another entity, the Board may authorize the issuance of Options ("Substitute Options") to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for such entity upon such terms and conditions as the Board shall determine, taking into account the conditions of Code Section 424(a) in the case of a Substitute Option that is intended to be an Incentive Stock Option.

     SECTION 7. Exercise of Options. Subject to all other provisions of the Plan, each Option shall be exercisable for the full number of shares of Common Stock subject thereto, or any part thereof, in five equal cumulative annual installments commencing one year after the date of grant (provided the Participant is employed by the Company at the time of vesting), or in such other installments and at such other intervals as the Board may in any specific case or cases otherwise specifically determine in granting such Option. Each Option shall terminate and expire, and shall no longer be subject to exercise, ten years after the date of grant thereof, or at such earlier date as the Board may otherwise specifically determine in granting such Option. The Option shall be exercised by the Participant by giving written notice to the Company specifying the number of full shares to be purchased and accompanied by payment of the full purchase price therefor in cash, by check or in such other form of lawful consideration (including promissory notes or shares of Common Stock then held by the Participant) as the Board may approve from time to time.

     SECTION 8. Option. Each Option granted under the Plan shall be evidenced by a written stock option executed by the Company and delivered to the Participant, which shall be substantially in the form attached as Exhibit A hereto, or shall be in such other form as specified by the Board. Such stock option shall indicate whether such Option is to be an Incentive Stock Option or a Nonqualified Stock Option and, if an Incentive Stock Option, shall contain terms and conditions permitting such Option to qualify for treatment as an incentive stock option under Section 422 of the Code.

     SECTION 9. Issuance of Common Stock. The Company's obligation to issue shares of Common Stock upon the exercise of an Option is expressly conditioned upon the making of such investment representations and related undertakings by the Participant (or his legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any securities law registration or other qualification of such shares which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Participant (or his legal representative, heir or legatee): (a) is purchasing such shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have placed upon the face and reverse of any certificates evidencing such shares a legend setting forth (i) any representations and undertakings which such Participant has given to the Company or a reference thereto, and (ii) that, prior to effecting any sale or other disposition of any such shares, the Participant must furnish to the Company an opinion of counsel, satisfactory to the Company and its counsel, to the effect that such sale or disposition will not violate the applicable requirements of state and federal laws and regulatory agencies.

     SECTION 10. Nontransferability. No Option shall be assignable or transferable except by will or by the laws of descent and distribution. During the lifetime of a Participant, any Option granted to him shall be exercisable only by him. After the death of a Participant, the Option granted to him may be exercised, prior to its termination as provided by Section 13(b), only by his legal representative, his legatee or by any other person who acquired the right to exercise the Option by reason of the death of the Participant.

     SECTION 11. Recapitalization, Reorganization, Merger or Consolidation. If the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for different securities through reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or like capital adjustment, a proportionate adjustment shall be made (a) in the aggregate number of shares of Common Stock which may be issued pursuant to the exercise of Options under the Plan, as provided in Section 5, and (b) in the number, price and kind of shares subject to any outstanding Option granted under the Plan.

     Upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation in which the Company does not survive, the Plan and each outstanding Option shall terminate; provided that in such event: (a) each Participant to whom no Option has been tendered by the surviving corporation in accordance with all of the terms of clause (b) immediately below shall have the right until five days before the effective date of such dissolution or liquidation, or such merger or consolidation in which the Company is not the surviving corporation, to exercise in whole or in part any unexpired Option or Options issued to him, without regard to the installment provisions of Section 7 of the Plan or any option agreement; or (b) in its sole and absolute discretion, the surviving corporation may, but shall not be so obligated, tender to any Participant holding an Option, an option or options to purchase shares of the surviving corporation, and such new option or options shall contain such terms and provisions as shall be required to preserve substantially all of the rights and benefits of any Option then outstanding under the Plan. Each Participant shall be given written notice by the Company of any such proposed or contemplated dissolution, liquidation, reorganization, merger or consolidation at least thirty-five (35) days prior to the effective date thereof, which notice shall advise such Participant of the proposed dissolution, liquidation, reorganization, merger or consolidation and the rights of the Participant pursuant to this paragraph.

     To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided in this Section 11, the Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number or price of shares of Common Stock subject to any Option shall not be affected by, and no adjustment shall be made by reason of, any dissolution, liquidation, reorganization, merger or consolidation, or any issue by the Company of shares of stock of any class, or rights to purchase or subscribe for stock of any class, or securities convertible into shares of stock of any class.

     The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structures or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets.

     SECTION 12. Rights as a Shareholder. A Participant holding an Option, or a transferee of an Option, shall have no rights as a shareholder with respect to any shares covered by his Option until the date of the issuance of a stock certificate to him for such shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in
Section 11.

     SECTION 13. Termination of Options. Each Option granted under the Plan shall set forth a termination date thereof, which date shall be not later than ten years from the date such Option is granted. Except where earlier termination is required by the terms of the Option, all Options shall terminate and expire upon the first to occur of the following events:

          (a) the expiration of 30 days from the date of such Participant's termination of employment (other than by reason of death), except that if the Participant is disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) at the time of his termination of employment, the expiration of one year from the date of the Participant's termination of employment;

          (b) the expiration of 180 days from the date of the death of such Participant if his death occurs while he is employed by the Company or any of its subsidiaries; or

          (c) the termination of the Option pursuant to Section 11 of the Plan.

     The termination of employment of a Participant by death or otherwise shall not accelerate or otherwise affect the number of shares with respect to which an Option may be exercised, and the Option may only be exercised with respect to that number of shares which could have been purchased under the Option had the Option been exercised by the Participant on the date of such termination.

     For purposes of the above, in the case of Options granted to Participants who are directors of the Company or consultants or advisors to the Company, "employment" shall mean service as such director, consultant or advisor to the Company.

     SECTION 14. Withholding of Taxes. The Company shall deduct and withhold from the wages, salary, bonus and other income paid by the Company to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of any Option or the sale of Common Stock issued to the Participant upon exercise of the Option, all as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's concurrent or next payment of wages, salary, bonus or other income to the Participant or by payment to the Company by the Participant of the required withholding tax, as the Board may determine.

     SECTION 15. Termination of Plan. The Plan shall terminate when all Options granted hereunder either have been fully exercised, and all shares of Common Stock which may be purchased pursuant to the exercise of such Options have been so purchased, or have expired, and in any event not later than ten
(10) years from the date of the adoption of the plan or the date of the approval of the Plan by the shareholders of the Company, whichever is earlier. However, the Board may in its absolute discretion terminate the Plan at any time. No such termination, other than as provided for in Section 11 hereof, shall in any way affect any Option then outstanding.

     SECTION 16. Amendment of Plan. The Board may at any time amend or terminate this Plan. However, no amendment or termination may impair the rights of the Participant holding an Option without the Participant's consent. Also, except as may otherwise be permitted under Rule 16b-3 promulgated by the Securities and Exchange Commission, no amendment to the Plan may be adopted without the approval of the shareholders that would materially (a) increase the number of shares that may be issued to Participants subject to Section 16 of the Securities Exchange Act of 1934 ("Insiders"), (b) increase the benefits accruing to Insiders, or (c) modify the requirements for Insiders to participate.

     Further, the approval of shareholders must also be obtained if the Plan is amended in a way that relates to the class of individuals entitled to receive Incentive Stock Options, or the aggregate number of shares of Common Stock that may be issued under the Plan.

     SECTION 17. Amendment of Options. The Board may modify an existing Option, including the right to (a) change the exercise price, (b) accelerate the right to exercise it, (c) extend or renew it, or (d) cancel it and issue a new Option. However, no modification may be made to an Option that would impair the rights of the Participant holding the Option without his consent. Whether a modification of an existing Incentive Stock Option will be treated as the issuance of a new Incentive Stock Option will be determined in accordance with the rules of Code Section 424(h). Whether a modification of an existing Option granted to an Insider will be treated as a new grant for purposes of Section 16 of the Securities Exchange Act of 1934 will be determined in accordance with Rule 16b-3.

                                  RULES OF THE
                     PLASMA & MATERIALS TECHNOLOGIES, INC.
                           (UNITED KINGDOM COMPANIES)

                              SHARE OPTION SCHEME

1.   DEFINITIONS

1.1 In these Rules the following words and expressions shall have the following meanings:

     "Announcement Date"   the date on which the annual or half-yearly results
                           of the Company are announced.

     "Appropriate Period"  the meaning given in Paragraph 15(2) of Schedule 9.

     "Approval Date"       the date on which the Scheme is approved by the Board
                           of Inland Revenue under Schedule 9.

     "Associated Company"  has the same meaning in Section 416 of ICTA 1988.

     "Auditors"            the auditors for the time being of the Company
                           (acting as experts and not as arbitrators).

     "Board" the Board of Directors of the Company or, except in Rule 10.4, a duly constituted committee thereof.

     "Company"             Plasma & Materials Technologies, Inc.

     "Control"             has the same meaning as in Section 840 of ICTA 1988.

     "Dealing Day"         a day on which the Stock Exchange is open for the
                           transaction of business.

     "Date of Grant"       the date on which an Option is, was, or is to be
                           granted under the Scheme.

     "Eligible Employee"   any director of any Participating Company who is
                           required to devote to his duties not less than 25 hours per week (excluding meal breaks) or any employee (other than one who is a director) of any Participating Company, provided that the director or employee is not precluded by paragraph 8 of Schedule
                           9 from participating in the Scheme.

     "ICTA 1988"           The Income and Corporation Taxes Act 1988.

     "Market Value"        on any day the average of the middle market
                           quotations of a Share as derived from the Daily
                           Official List of The Stock Exchange for the 3 immediately preceding Dealing Days. (Provided that if the Dealing Days do not fall within the period specified in Rule 2, only such days as do fall within that period will be taken into account in arriving at the Market Value or, if not applicable, on any day the market value of a Share determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed for the purposes of the Scheme with the Inland Revenue Shares
                           Valuation Division on or before that day.)

     "Option" a right to acquire Shares granted (or to be granted) in accordance with the Rules of this Scheme.

     "Option Holder"          an individual to whom an Option has been granted
                              or his personal representatives.

     "Participating Company"  the Company and any other company of which the
                              Company has Control and which is for the time being nominated by the Board to be a Participating Company.

     "Schedule 9"             Schedule 9 ICTA 1988.

     "Scheme" the employee share option scheme constituted and governed by these rules as from time to time amended.

     "Share" a share of Common Stock of the Company which satisfies the conditions specified in paragraphs 10-14 inclusive of Schedule 9.

     "Subscription Price"     the price at which each Share subject to an Option
                              may be acquired on the exercise of that Option determined in accordance with Rule 2.

     "Subsisting Option"      an option which has neither lapsed nor been
                              exercised.

1.2 Where the context so admits the singular shall include the plural and vice versa and the masculine shall include the feminine.

1.3 Any reference in the Scheme to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

2.   INVITATION TO APPLY FOR OPTIONS

2.1 At any time or times within a period of four weeks after an Announcement Date or the Approval Date, and in any case not earlier than the Approval Date nor later than the tenth anniversary thereof, the Board may in its absolute discretion select any number of individuals who may at the intended Date of Grant be Eligible Employees and invite them to apply for the grant of Options to acquire Shares in the Company.

2.2  Each invitation shall specify:

     i) the date (being neither earlier than 7 nor later than 14 days after the issue of the invitation) by which an application must be made,

     ii) the maximum number of Shares over which that individual may on that occasion apply for an Option, being determined at the absolute discretion of the Board save that it shall not be so large that the grant of the Option over that number of Shares would cause the limit specified in Rule 5.2 to be exceeded, and

     iii) the Subscription Price at which Shares may be acquired on the exercise of any Option granted in response to the application.

2.3 Each invitation shall be accompanied by an application in such form, not inconsistent with these Rules, as the Board may determine.

2.4  i)   The Subscription Price shall not be less than the nominal value of a
          Share, and

     ii) Subject to Rule 8, the Subscription Price shall not be less than the Market Value of a Share on the day the invitation to apply for an Option was issued pursuant to Rule 2.1.

3.   APPLICATIONS FOR OPTIONS

3.1 Not later than the date specified in the invitation each Eligible Employee to whom an invitation has been issued in accordance with Rule 2 above may apply to the Board, using the application form supplied, for an Option over a number of Shares not exceeding the number specified in the invitation.

3.2 Each application shall be accompanied by a payment of (Pounds)1 in consideration for the Option to be granted.

4.   GRANT OF OPTIONS

4.1 Not later than the twenty-first day following the issue of invitations the Board may grant to each applicant who is still an Eligible Employee an Option over the number of Shares specified in his application.

4.2 As soon as possible after Options have been granted the Board shall issue an option certificate in respect of each Option in such form, not inconsistent with these Rules, as the Board may determine.

4.3 No Option may be transferred, assigned or charged and any purported transfer, assignment or charge shall cause the Option to lapse forthwith. Each option certificate shall carry a statement to this effect.

5.   LIMITATIONS ON GRANTS

5.1 No Options shall be granted pursuant to Rule 4 above if such grant would result in the aggregate of:

     i) the number of Shares over which Subsisting Options have been granted under this Scheme, and

     ii) the number of Shares which have been issued on the exercise of Options granted under this Scheme, exceeding 800,000 Shares.

5.2 Any option granted to an Eligible Employee shall be limited to take effect so that the aggregate Market Value of Shares subject to that Option, when aggregated with the Market Value of shares subject to Subsisting Options, shall not exceed (Pounds)30,000.


5.3  For the purposes of Rule 5.2:

     i) Options shall include all Options granted under this Scheme and all options granted under any other scheme, not being a savings-related share option scheme, approved under Schedule 9 and established by the Company or any Associated Company thereof.

     ii) The Market Value of shares shall be calculated as at the time the Options in relation to those shares were granted or such earlier time as may have been agreed in writing with the Board of Inland Revenue.

6.   EXERCISE OF OPTIONS

6.1 Subject to Rule 9 below and provided always that at all times the Option has not lapsed it may be exercised in whole or in part in five (5) equal cumulative annual installments commencing one year after the Date of Grant or in such other installments and/or at such other intervals as may be specified in the invitation to apply for the grant of the Option.

6.2  An Option shall lapse on the latest of the following events:

     i) the Option Holder ceasing to be employed by a Participating Company; and, the earliest of:

     ii) the tenth anniversary of the Date of Grant, or such shorter period as may be specified in the invitation to apply for the grant of the Option,

     iii) the expiration of 180 days from the Option Holder's death if his death occurs while he is employed by any Participating Company,

     iv) the expiration of 30 days following the Option Holder ceasing to be a director or employee of any Participating Company, other than by reason of his death, except that if Option Holder is disabled at the time he ceases to be a director or employee, the expiration of one year from the date of termination,

     v) unless a release has been effected under Rule 7.4, six months after the Option has become exercisable in accordance with Rule 7, and

     vi)  the Option Holder being adjudicated bankrupt.

6.3 The termination of Employment of an Option Holder by death or otherwise shall not accelerate or otherwise affect the number of Shares with respect to which an Option may be exercised, and the Option may only be exercised with respect to that number of Shares which could have been purchased under the Option had the Option been exercised by the Option Holder on the date of such termination.

7.   TAKEOVERS AND LIQUIDATIONS

7.1  If any person obtains Control of the Company as a result of making:

     i) a general offer to acquire the whole of the issued share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company, or

     ii) a general offer to acquire all the shares in the Company which are of the same class as the Shares,

     then any Subsisting Option may subject to Rule 7.4 below be exercised within six months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

7.2 If under Section 425 of the Companies Act 1985 or any provisions of United States law having similar effect the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, any Subsisting Option may subject to Rule 7.4 below be exercised within six months of the Court sanctioning the compromise or arrangement.

7.3 If any person becomes bound or entitled to acquire shares in the Company under Section 428 to 430 of the said Act of 1985 or Articles 421 to 423 of the said Order of 1986 or any provisions of United States law having similar effect any Subsisting Option may subject to Rule 7.4 below be exercised at any time when that person remains so bound or entitled.

7.4 If as a result of the events specified in Rules 7.1 or 7.2 a company has obtained Control of the Company, or if a company has become bound or entitled as mentioned in Rule 7.3, the Option Holder may, by agreement with that other company (the "Acquiring Company"), within the Appropriate Period, release each Subsisting Option (the "Old Option") for an option (the "New Option") which satisfies the conditions that it:

     i) is over shares in the Acquiring Company or some other company falling within paragraph (b) or paragraph (c) of Paragraph 10, Schedule 9 which satisfy the conditions specified in Paragraphs 10 to 14 inclusive of Schedule 9.

     ii) is a right to acquire such number of such shares as has on acquisition of the New Option an aggregate Market Value equal to the aggregate Market Value of the shares subject to the Old Option on its release,

     iii) has a subscription price per share such that the aggregate price payable on the complete exercise equals the aggregate price which would have been payable on complete exercise of the Old Option, and

     iv)  is otherwise identical in terms to the Old Option.

     The New Option shall, for all other purposes of this scheme, be treated as having been acquired at the same time as the Old Option.

     Where any New Options are granted pursuant to this clause 7.4, Rules 4.3, 6, 7, 8, 9, 10.1 and 10.3 to 10.6 shall, in relation the New Options, be construed as if references to the Company and to the Shares were references to the Acquiring Company or, as the case may be, to the other company to whose shares the New Options relate, and to the shares in that other company, but reference to Participating Company shall continue to be construed as if references to the Company were references to Plasma & Materials Technologies, Inc.

7.5 If the Company passes a resolution for voluntary winding up, any Subsisting Option may be exercised within six months of the passing of the resolution.

7.6 For the purposes of this Rule 7, other than Rule 7.4, a person shall be deemed to have obtained Control of a Company if he and others acting in concert with him have together obtained Control of it.

7.7 The exercise of an Option pursuant to the preceding provisions of this Rule 7 shall be subject to the provisions of the Rule 9 below.

7.8 Where in accordance with Rule 7.4 Subsisting Options are released and New Options granted the New Options shall not be exercisable in accordance with Rule 7.1, 7.2 and 7.3 above by virtue of the event by reason of which the New Options were granted.

8.   VARIATION OF SHARE CAPITAL

In the event of any variation of the share capital of the Company by way of capitalization or rights issue, consolidation, subdivision or reduction of capital or otherwise, the number of Shares subject to any Option and the Subscription Price for each of those Shares shall be adjusted in such manner as the Auditors confirm in writing to be fair and reasonable provided that:

     i) the aggregate amount payable on the exercise of an Option in full is not increased,

     ii) the Subscription Price for a Share is not reduced below its nominal value,

     iii) no adjustment shall be made without the prior approval of the Board of Inland Revenue, and

     iv) following the adjustment the Shares continue to satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9.

9.   MANNER OF EXERCISE OF OPTIONS

9.1 No Option may be exercised by an individual at any time when he is precluded by paragraph 8 of Schedule 9 from participating in the Scheme.

9.2 No Option may be exercised at any time when the shares which may be thereby acquired do not satisfy the conditions specified in paragraphs 10-14 of
     Schedule 9.

9.3 An Option shall be exercised by the Option Holder giving notice to the Company in writing of the number of Shares in respect of which he wishes to exercise the Option accompanied by the appropriate payment and the relevant option certificate and shall be effective on the date of its receipt by the Company.

9.4 Shares shall be allotted and issued or transferred pursuant to a notice of exercise within 30 days of the date of exercise and a definitive share certificate issued to the Option Holder in respect thereof. Save for any rights determined by reference to a date preceding the date of allotment or transfer, such Shares shall rank pari passu with the other shares of the same class in issue at the date of allotment.

9.5 When an Option is exercised only in part, the balance shall remain exercisable on the same terms as originally applied to the whole Option and a new option certificate shall be issued accordingly by the Company as soon as possible after the partial exercise.

10.  ADMINISTRATION AND AMENDMENT

10.1 The Scheme shall be administered by the Board whose decision on all disputes shall be final.

10.2 The Board may from time to time amend these Rules provided that:

     i) no amendment may materially affect an Option Holder as regards an Option granted prior to the amendment being made,

     ii) no amendment may be made which would make the terms on which Options may be granted materially more generous or would increase the limit specified in Rule 5.1 without the prior approval of the Company in general meeting, and

     iii) no amendment shall have effect until approved by the Board of Inland Revenue.

10.3 The cost of establishing and operating the Scheme shall be borne by the Participating Companies in such proportions as the Board shall determine.

10.4 The Board may establish a committee consisting of not less than three Board members to whom any or all of its powers in relation to the Scheme may be delegated. The Board may at any time dissolve the Committee, alter its constitution or direct the manner in which it shall act.

10.5 Any notice or other communication under or in connection with the Scheme may be given by the Company either personally or by post and to the Company either personally or by post to the secretary; items sent by post shall be prepaid and shall be deemed to have been received 72 hours after posting.

10.6 The Company shall at all times keep available sufficient authorised and unissued Shares or shall otherwise procure that sufficient issued Shares are available for transfer to satisfy the exercise to the full extent still possible of all Options which have neither lapsed nor been fully exercised, taking account of any other obligations of the Company to issue unissued Shares.

                   SHARE OPTION AND REIMBURSEMENT AGREEMENT

          This Agreement Regarding Share Options ("Agreement") is entered into by and between PLASMA & MATERIALS TECHNOLOGIES, INC., a California corporation ("PMT") and each of the companies identified on the signature pages to this Agreement (each, a "Company" and collectively, the "Companies").

                                   RECITALS
                                   --------

          A. PMT owns, directly or indirectly, all of the issued and outstanding shares of each of the Companies.

          B. Each of the Companies desires to reward certain employees whose services have contributed significantly to the success of the Companies and to motivate those employees to continue in their employment by granting such employees options to purchase shares of PMT, a company whose shares are publicly traded.

          C. PMT is willing to grant options over a maximum of 800,000 shares of its common stock to certain employees of the Companies on terms similar to those contained in the Plasma & Materials Technologies 1991 Stock Option Plan (the "PMT Stock Option Plan").

          D. The Companies having employees within the United Kingdom desire that PMT grant the foregoing options pursuant to the terms of a stock option plan ("Share Option Scheme") that is approved by the U.K Inland Revenue. The Companies with employees outside of the United Kingdom or with employees within the United Kingdom who may be granted options exceeding the amount permitted by the Share Option Scheme desire that PMT grant options pursuant to the PMT Stock Option Plan.

          E. PMT is willing to adopt and administer the Share Option Scheme and grant options to the employees of the Companies under the Share Option Scheme and the PMT Stock Option Plan, on the terms and subject to the conditions of this Agreement.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the foregoing and the covenants, agreements, and conditions contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

          1.   Adoption of Share Option Scheme/PMT Stock Option Plan.  PMT
               -----------------------------------------------------
hereby agrees to grant options over a maximum of 800,000 shares of its common stock to certain employees of the Companies to assist the Companies in rewarding and retaining employees whose efforts contribute to the success of the Companies. Subject to the terms and conditions set forth below, each of the parties hereby approves, adopts, ratifies, and agrees to be bound by the Share Option Scheme, substantially in the form attached to this

Agreement as Exhibit A-1, and the PMT Stock Option Plan, a copy of which is attached as Exhibit A-2, as applicable.

          2.   Administration.
               --------------

               (a) General.  The Companies acknowledge and agree that the Share
                   -------
Option Scheme will be administered under the general direction of the Board of Directors of PMT, and any duly appointed committees of the Board.

               (b) Special Committee.  Pursuant to Section 10.4 of the Share
                   -----------------
Option Scheme and Section 4 of the PMT Stock Option Plan, PMT hereby establishes a committee to administer the Share Option Scheme and the PMT Stock Option Plan insofar as either relates to the grant of options to employees of the Companies. The committee shall be comprised of Mr. Christopher D. Dobson, representing the Companies, and two members of the Board of Directors of PMT to be named ("Committee"). The Committee shall review the employees selected by each Company to receive options and determine the number of shares of common stock over which options will be granted, the subscription price therefor, and whether the options will be granted under the Share Option Scheme or the PMT Stock Option Plan, in each case in accordance with the terms of such scheme or plan.

               (c) Notification of Awards.  The Committee shall promptly notify
                   ----------------------
each Company of its decision to award share options to an employee or employees of that Company and the terms on which such award will be made. In the case of awards under the Share Option Scheme, a Company so notified shall thereupon invite the designated employee or employees to apply for a grant of options under the Share Option Scheme. Such invitation shall be in the form of the Letter of Invitation attached to this Agreement as Exhibit B-1 and be accompanied by an Application Form, substantially in the form attached as Exhibit B-2. In all other cases, a Company so notified shall cooperate with the Committee in advising employees of such awards in whatever manner the Committee may determine.

               (d) Option Certificate.  In the case of awards under the Share
                   ------------------
Option Scheme, upon receipt of an Application Form and payment of the option premium specified in the Share Option Scheme, the Company receiving such application shall immediately transmit the application to the Committee via facsimile and international courier. The Committee shall thereupon grant to the employee applying therefor an option ("Option") over the number of shares specified in the application and, as soon as practicable thereafter, issue to the employee an Option Certificate substantially in the form attached to this Agreement as Exhibit C-1, with a copy to the employer-Company. The Option Certificate shall be accompanied by a Notice of Exercise of Option, substantially in the form attached as Exhibit C-2, to be used by the employee to notify PMT of his or her intention to exercise the Option under the Share Option Scheme. In all other cases, the Committee shall deliver a written stock option to the employee in the form prescribed under the PMT Stock Option Plan and a Notice of Exercise of Option. (For convenience, this written stock option shall also be referred to as an "Option Certificate".)

               (e) Deemed Delivery.  The delivery by an employee of an
                   ---------------
Application Form or Notice of Exercise of Option to his or her employer shall be deemed delivery to PMT of such application or notice for purposes of the Share Option Scheme.

          3.   Exercise of Share Options.
               -------------------------

               (a) Notice.  An employee who wishes to exercise his or her Option
                   ------
shall do so by completing, signing, and delivering a Notice of Exercise of Option to PMT care of his or her employer-Company together with payment of the subscription price in full for the shares specified in the notice. The Option shall be deemed exercised on the date that the employer-Company receives such notice and payment (the "Effective Date"). The employer-Company shall promptly
(i) forward such notice to PMT via facsimile and international courier and (ii) confirm in writing that the employee is then employed by such Company or, if not, the date of and reason for termination.

               (b) Issuance of Shares.  Within thirty (30) days after the
                   ------------------
Effective Date, PMT shall issue a share certificate to the employee representing the number of shares, fully paid and non-assessable, specified in the employee's Notice of Exercise of Option. If an employee exercises an option as to only part of the shares covered thereby, PMT shall also issue a new Option Certificate covering the balance of the option shares, which option shall remain exercisable on the same terms as originally applied to the whole Option.

               (c) Payment.  In consideration of the issuance of shares to an
                   -------
employee(s) of a Company, as soon as practicable after the Effective Date, the employer-Company shall pay to PMT in U.S. dollars, by bank wire transfer, an amount equal to the sum of (i) the total subscription price paid by the employee (translated to U.S. dollars at the exchange rate published in the Wall Street Journal on the Effective Date), plus (ii) the amount computed by multiplying the number of shares issued to the employee by the highest closing price quoted for PMT common stock during the thirty (30) day period ending on the Effective Date less the subscription price paid by the employee.

               (d) Securities Registration.  Each of the Companies whose
                   -----------------------
employees have been granted options under the Share Option Scheme and/or PMT Stock Option Plan shall cooperate with PMT in complying with any and all applicable securities regulations upon the issuance of shares to employees under such plans and shall promptly reimburse PMT for a proportionate share of the expenses incurred in complying with such regulations.

          4.   Other Terms.
               -----------

               (a) Notices.  Except as otherwise provided herein, all notices,
                   -------
requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand-delivered, deposited prepaid for next day delivery by Federal Express or other similar overnight courier, mailed airmail, first class postage prepaid, registered or certified mail, or transmitted by facsimile to the parties at the addresses and numbers listed on Exhibit D attached to this Agreement. Such notices, requests, consents and other communications shall for all purposes of this Agreement be treated as being effective or having been given, if delivered personally, upon delivery, if delivered by overnight courier, upon twenty-four
(24) hours after deposit, or, if sent by mail, upon the earlier of actual receipt or the fifth day after the same has been deposited in a regularly maintained receptacle for the deposit of mail, and postage prepaid and addressed as set forth above.

               (b) Severability.  Whenever possible, each provision of this
                   ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

               (c) Waiver and Amendment.  No amendment, modification,
                   --------------------
termination or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each party, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               (d) Parties in Interest.  All of the terms and provisions of this
                   -------------------
Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties.

               (e) Governing Law; Jurisdiction.  This Agreement shall be
                   ---------------------------
governed by and construed in accordance with the laws of the State of California, without reference to conflicts of law principles.

               (f) Entire Agreement.  This Agreement embodies the entire
                   ----------------
agreement and understanding of the parties in respect of the subject matter contained herein and supersedes all prior negotiations, agreements and understandings among the parties with respect to such subject matter. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to in this Agreement.

               (g) Counterparts.  This Agreement may be executed in
                   ------------
counterparts with the same effect as if all parties had signed the same document. All counterparts so executed shall be deemed to be an original, shall be construed together and shall constitute one agreement.

               (h) Captions.  The captions in this Agreement are for convenient
                   --------
reference only and shall have no legal effect.

               (i) Due Authorization.  Each of the parties hereby represents and
                   -----------------
warrants that this Agreement has been duly executed and delivered by an authorized representative of such party.

               (j) Conflicts.  In the event of any discrepancy between this
                   ---------
Agreement and the Share Option Scheme, the Share Option Scheme shall prevail.

               (k) Incorporation By Reference.  Every Exhibit attached and
                   --------------------------
referred to in this Agreement is incorporated herein by reference as though fully set forth in the main body of this Agreement.

                           [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties have executed this Agreement to be effective on and as of the date first written above.


PMT:                     PLASMA & MATERIALS TECHNOLOGIES, INC.,
                         a California corporation



                         By: /s/
                            __________________________________________
                         Its:_________________________________________


COMPANIES:               ELECTROTECH LIMITED.,
                         an English corporation



                         By: /s/
                            __________________________________________
                         Its:_________________________________________


                         ELECTROTECH EQUIPMENTS LIMITED.,
                         an English corporation



                         By: /s/
                            __________________________________________
                         Its:_________________________________________



                         ELECTROTECH (ASIA) LIMITED,
                         an English corporation



                         By: /s/
                            __________________________________________
                         Its:_________________________________________



                         (Signatures Continued)

                         ELECTROTECH INTERNATIONAL LIMITED,
                         an English corporation



                         By: /s/
                            __________________________________________
                         Its:_________________________________________



                         E.T. FABRICATIONS LIMITED,
                         an English corporation



                         By: /s/
                            __________________________________________
                         Its:_________________________________________



                         E.T. ELECTROTECH RESEARCH LIMITED,
                         an English corporation



                         By: /s/
                            __________________________________________
                         Its:_________________________________________



                         E.T. EQUIPMENTS LIMITED,
                         an English corporation



                         By: /s/
                            __________________________________________
                         Its:_________________________________________

                         (Signatures Continued)

                         VACUUM CONTROL SYSTEMS LTD,
                         an English corporation

                         By: /s/
                            __________________________________________
                         Its:_________________________________________


                         ELECTROTECH EQUIPMENTS, GmbH,
                         a German limited liability company



                         By: /s/
                            __________________________________________
                         Its:_________________________________________



                         ELECTROTECH EQUIPMENTS, SARL,
                         a French limited liability company



                         By: /s/
                            __________________________________________
                         Its:_________________________________________


EXHIBITS

Exhibit "A-1" -- Share Option Scheme
Exhibit "A-2" -- PMT Stock Option Plan
Exhibit "B-1" -- Form of Letter of Invitation
Exhibit "B-2" -- Form of Application
Exhibit "C-1" -- Form of Option Certificate
Exhibit "C-2" -- Form of Notice of Exercise
Exhibit "D"   -- Addresses of Parties